UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2021

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Travis Marquette to President and Chief Operating Officer

On July 15, 2021, Burlington Stores, Inc. (the “Company”) announced that Travis Marquette has been appointed as the Company’s new President and Chief Operating Officer, overseeing and managing the Company’s stores, real estate, supply chain and information technology functions. Mr. Marquette is expected to commence employment with the Company on or about October 4, 2021 but in any event no later than October 31, 2021 (the “Commencement Date”).

Mr. Marquette, 50, has nearly fourteen years of off-price experience and has served in a wide range of strategic, operational, and financial roles. He most recently served as the Executive Vice President and Chief Financial Officer of Ross Stores, Inc. from March 2021 through his resignation in July 2021. Prior to that, he was Ross Stores’ Group Senior Vice President and Chief Financial Officer from 2019 to 2021, Group Senior Vice President and Deputy Chief Financial Officer from 2018 to 2019, and Senior Vice President, Finance from 2017 to 2018. He was also Senior Vice President, Store Operations from 2015 to 2017, Group Vice President, Store Operations from 2013 to 2015, and Vice President, Store Operations Finance from 2009 to 2013. Prior to joining Ross in 2008 as Director, Strategic Planning, Mr. Marquette held various consulting and management roles over a 12-year period with Bain & Company, Carter’s Inc., and PricewaterhouseCoopers.

On July 12, 2021, the Company entered into an agreement with Mr. Marquette describing the terms of his employment (the “Employment Agreement”). The payments and benefits to which Mr. Marquette is entitled under the Employment Agreement include: (i) an annual base salary of $900,000; (ii) participation in the Company’s annual incentive program (with an annual target bonus opportunity of 100% of annual base salary and a pro-rated minimum guaranteed bonus for fiscal 2021); (iii) participation in the Company’s long-term incentive program, with a target grant date fair value for Mr. Marquette’s fiscal year 2021 long-term incentive award equal to $2,700,000 pro-rated for his time of service; (iv) a cash sign-on bonus of $2,000,000 (the “Make-Whole Bonus”); and (v) a one-time long-term incentive grant (the “Make-Whole Grant”) with a target grant date fair value of $6,000,000, vesting in one-third annual increments and with accelerated vesting upon a termination without cause or due to death or disability. The Make-Whole Bonus and Make-Whole Grant are intended to compensate Mr. Marquette for the estimated value of forfeited equity awards and other forfeited compensation from his prior employer.

The Employment Agreement (Exhibit 10.1) and the agreements covering the Make-Whole Grant (Exhibits 10.2 and 10.3) describe these payments and benefits and provide more detail on other terms and conditions such as the vesting provisions for equity awards, severance arrangements, including two years of salary continuation, for different scenarios, the reimbursement of certain relocation expenses, and participation in company benefit plans. The foregoing summary is qualified in its entirety by these agreements, which are incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated July 12, 2021 by and between Burlington Stores, Inc. and Travis Marquette.

10.2	Form of Restricted Stock Unit Award Notice and Agreement between Burlington Stores, Inc. and Travis Marquette pursuant to the Burlington Stores, Inc. 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017 (for Make-Whole RSU Award).

10.3	Form of Stock Option Award Notice and Agreement between Burlington Stores, Inc. and Travis Marquette pursuant to the Burlington Stores, Inc. 2013 Omnibus Incentive Plan, as amended and restated May 17, 2017 (for Make-Whole Option Award).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Senior Vice President of Investor Relations and Treasurer

Date: July 15, 2021